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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 June 30, 2004
                                 Date of Report
                       (Date of earliest event reported)


                            MAN SANG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                          000-20877               87-0539570
(State or other jurisdiction        (Commission File No.)       (IRS Employer
     of incorporation)                                       Identification No.)


         21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui,
              (Address of principal executive offices) (Zip Code)


                                (852) 2317 5300
              (Registrant's telephone number, including area code)

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ITEM 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 30, 2004, Man Sang Holdings, Inc. (the "Company") dismissed Deloitte Touche Tohmatsu ("Deloitte") as its independent accountants. The Company's Audit Committee approved the decision to change accountants.

None of Deloitte's reports on the Company's consolidated financial statements for the fiscal years ended March 31, 2003 and 2004 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets.

During the fiscal years ended March 31, 2003 and 2004 and through the date of the Company's termination of Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of this Form 8-K to Deloitte and requested Deloitte furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by Company in this Form 8-K, and, if not, identifying the statements with which it does not agree. The Company will file a copy of Deloitte's letter as an exhibit to an amendment to this Form 8-K.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 7, 2004

                                              By:  /s/  CHENG Tai Po
                                                   ----------------------------
                                                   CHENG Tai Po
                                                   Vice Chairman of the Board